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Exhibit 99.1

Solicitation Statement

Black Warrior Wireline Corp.

Solicitation of Acceptance of Confirmation, Acknowledgment, Agreement and Consent
With Respect To All Outstanding
1999 Convertible Promissory Notes
Of
Black Warrior Wireline Corp.

     This Solicitation Will Expire At 5:00 P.M. Central Time On Wednesday, October 27, 2004 Or Such Date Thereafter To Which We Have Extended The Expiration Date of This Solicitation. Such Date Is Referred To As The “Expiration Date.” Your Acceptance of This Solicitation May Be Revoked At Any Time On Or Prior To 5:00 P.M. Central Time On The Expiration Date. We Reserve The Right To Extend The Expiration Date From Time To Time, But In No Event Will The Expiration Date Be Extended Beyond 5:00 P.M. Central Time On November 12, 2004. Notwithstanding The Passing Of The Expiration Date, We Reserve The Right To Solicit And Accept Any Acceptance Delivered After The Expiration Date.

     This Solicitation will be used in conjunction with the negotiation and execution of an extended, refinanced, renewed, replacement or refunded credit facility intended to be entered into by us with a Senior Lender (as hereinafter defined). Our current credit facility with General Electric Capital Corporation (“GECC”), as heretofore extended, (our “Current Credit Facility”) expires on November 15, 2004. Accordingly, we appreciate your prompt attention to this Solicitation.

     HOLDERS WHO WISH TO ACCEPT THIS SOLICITATION SHOULD DELIVER, BY REGULAR MAIL, AIR COURIER, MESSENGER OR FAX, THEIR PROPERLY COMPLETED, EXECUTED AND DATED ACCEPTANCE TO US IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN. ALL FACSIMILE TRANSMISSIONS MUST BE FOLLOWED BY DELIVERY OF ORIGINALLY EXECUTED ACCEPTANCE. OUR ADDRESS IS AS FOLLOWS:

Via Hand or Overnight Delivery	Via Regular Mail	Facsimile Transmission

Black Warrior Wireline Corp. 100 Rosecrest Lane Columbus, Mississippi 39701 Attn: Cheryl Hicks	Black Warrior Wireline Corp. P.O. Box 9188 Columbus, Mississippi 39705 Attn: Cheryl Hicks	(662) 329-1089 Attn: Cheryl Hicks (Originally executed acceptance must follow for any acceptance sent by facsimile) Confirm by Telephone: (662) 329-1047

For your convenience, a pre-addressed envelope is enclosed.

Dated: October 14, 2004

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     Black Warrior Wireline Corp., a Delaware corporation, hereby solicits (the “Solicitation”) acceptance (the “Acceptance”) of the confirmation, acknowledgment, agreement and consent to certain matters set forth herein from the record holders of our outstanding Convertible Secured Promissory Notes issued during the period December 1999 through February 2000. These notes are referred to herein as the “1999 Notes.” This Solicitation is directed to you and the other holders of the 1999 Notes. References herein to “we” or “us” or “our” refers to Black Warrior Wireline Corp.

Our Solicitation

     Our Current Credit Facility entered into with GECC, our senior secured lender, in September 2001, under which our senior secured indebtedness (referred to herein as our “Senior Indebtedness”) is outstanding, expires on November 15, 2004. We intend to negotiate and enter into with GECC or one or more other senior secured lenders (GECC or any such other lender or lenders are referred to by us herein as a “Senior Lender”) an extended, refinanced, renewed, replacement or refunded senior credit facility (referred to by us herein as the “2004 Credit Facility”) as promptly hereafter as possible. The terms of the 2004 Credit Facility that we intend to seek would include, without limitation, a loan term of up to five years and a borrowing availability of up to $18.0 million, and would include a senior secured revolving line of credit and a term loan. We advise you, however, that no Senior Lender (including, without limitation, GECC) has sought or obtained internal credit approval for, or has proposed or made any assurances or commitments to us (oral or written) regarding, any of the terms and conditions upon and subject to which such Senior Lender (including GECC) might be willing to provide the 2004 Credit Facility nor can we be certain that the receipt by a Senior Lender of any such internal credit approval, or the receipt by us of any such written or oral assurances or commitment, will result in the execution of a definitive agreement for, and a successful closing of, the 2004 Credit Facility.

     In order for us to obtain a proposal or commitment from a Senior Lender and to execute definitive loan documents with a Senior Lender in connection with a 2004 Credit Facility, we are seeking from the holders of our outstanding subordinated secured indebtedness, which includes the holders of the 1999 Notes, as well as other holders of subordinated secured indebtedness, the following:

•	Your confirmation, acknowledgment, agreement and consent that, from and after the effectiveness of the 2004 Credit Facility, the indebtedness evidenced by the 1999 Notes, and the liens at any time securing the repayment thereof shall be and remain at all times thereafter junior and subordinate to the indebtedness at any time outstanding under the 2004 Credit Facility and the liens at any time securing the repayment thereof, all in accordance with the terms of the Subordination Agreement dated as of September 14, 2001 by and among GECC, the holders of the 1999 Notes and us (referred to herein by us as the “2001 Subordination Agreement”), which shall remain in full force and effect,

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•	Your confirmation, acknowledgment, agreement and consent to the extension of the maturity date of each 1999 Note you hold to that date which is ninety (90) days after the maturity date of the 2004 Credit Facility (which maturity date shall be as set forth in the definitive documentation evidencing the 2004 Credit Facility and may be up to five years after the effectiveness of the 2004 Credit Facility); and
•	Your confirmation, acknowledgment, agreement and consent that you will execute and deliver at our request such other and additional confirmations, acknowledgments, agreements and consents and other writings (including a replacement note for your 1999 Note) as may be requested confirming the foregoing in connection with our negotiation, execution and delivery of the definitive documents relating to the 2004 Credit Facility and the closing of that transaction.

     We believe that your acceptance of this Solicitation, and therefore our purposes for making this Solicitation, will have the following effects:

•	We believe it will enable us to enter into definitive agreements putting in place the 2004 Credit Facility for a term of up to five years which will thereby eliminate a potential default on the GECC indebtedness when it matures.
•	We believe that in entering into the 2004 Credit Facility and having it in place, it will improve our opportunities to enter into a possible merger, sale of assets or other business combination transaction relating to the sale of our business on the most favorable terms that may be available. While it is expected by us that the 2004 Credit Facility will either become due and payable in the event of a merger, sale of assets or other business combination transaction, or require the consent of the Senior Lender, our management believes that having the 2004 Credit Facility in place will improve our position with respect to negotiating such a transaction. The recent efforts of Simmons & Company International, on our behalf, since August 6, 2004, the closing date of the sale of our Multi-Shot assets, in connection with a possible merger, sale of assets or other business combination transaction are described below under the caption “Recent Activities Regarding a Possible Merger, Sale of Assets or Other Business Combination.”
•	In the event we are unsuccessful in entering into a merger, sale of assets or other business combination transaction and we are successful in entering into the 2004 Credit Facility, the 2004 Credit Facility will provide us with long-term senior secured financing extending for up to five years, thereby assuring us during that period of a continued source of long-term capital. Our management believes that the availability to us of such a long-term credit facility will reduce or eliminate possible adverse effects we may otherwise experience relating to our relationships with our customers, vendors, employees and others that may occur in the event we are unable to establish such a long-term financing arrangement. If we are successful in establishing the 2004 Credit Facility, the continuing availability of the 2004 Credit Facility thereafter is expected to be subject to our ability to remain in compliance with the covenants, terms and conditions of the 2004 Credit Facility.

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     In consideration of your Acceptance of the Solicitation, compliance with its terms and subject to a successful closing being held under the definitive 2004 Credit Facility documents, we have agreed to extend the expiration date of the following warrants to purchase shares of our common stock held by you as follows:

Warrant Description	Original Expiration Date	Revised Expiration Date

Warrant dated December 17, 1999 exercisable at a price of $0.75 per share	December 31, 2004	December 31, 2009

Warrant dated March 31, 2002 exercisable at a price of $0.75 per share	March 31, 2007	December 31, 2009

Warrant dated March 31, 2003 exercisable at a price of $0.75 per share	March 31, 2008	December 31, 2009

Warrant dated March 31, 2004 exercisable at a price of $0.75 per share	March 31, 2009	December 31, 2009

     Accordingly, upon your acceptance of this Solicitation and compliance with its terms, and subject to a successful closing under the 2004 Credit Facility, the expiration date of all the warrants you hold will be extended through December 31, 2009.

The September 2001 Subordination Agreement

     Under the terms of the 2001 Subordination Agreement, the 1999 Notes are subordinate to the prior payment in full in cash of all of our Senior Indebtedness. The related liens are made junior and inferior to existing and subsequently acquired senior liens securing our Senior Indebtedness. As defined in the 2001 Subordination Agreement, a senior agreement under which our Senior Indebtedness is issued includes the agreements relating to our Current Credit Facility, as well as any agreement that evidences or governs any indebtedness that extends, increases, refinances, renews, replaces or refunds, in whole or in part, our senior debt or that is incurred pursuant to a credit commitment under a credit facility that extends, increases, refinances, renews, replaces or refunds, in whole or in part, our senior debt, including, without limitation, successive extensions, increases, re-financings, renewals, replacements and re-fundings. Accordingly, we believe that these terms of the 2001 Subordination Agreement provide a basis to conclude that the repayment of the 1999 Notes will continue to be subordinate to any extension, refinancing, renewal, replacement or refunding of our Current Credit Facility, including without limitation, the 2004 Credit Facility.

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     Under the 2001 Subordination Agreement, no payment or distribution may be made on account of principal, interest, fees or any other amount on the 1999 Notes and our other subordinated indebtedness at any time during which our Senior Indebtedness remains unpaid or any commitment to lend additional Senior Indebtedness remains outstanding.

     The covenants and agreements of the 2001 Subordination Agreement are binding on and inure to the benefit of the parties and their respective successors and assigns, subject to certain conditions and limitations imposed on transfers of the 1999 Notes by their holders. These conditions and limitations are intended to assure that the 2001 Subordination Agreement continues to be binding on any transferees of the 1999 Notes.

     The 2001 Subordination Agreement contains a power of attorney whereby each holder of a 1999 Note

•	Appoints SJMB, L.P. as its attorney in fact to negotiate, execute and deliver amendments or modifications to the 2001 Subordination Agreement, and to execute and deliver to our senior lender all releases and termination statements that the senior lender requests, and
•	Appoints our senior lender as its attorney, in fact, with full power of substitution, for the purpose of
°	filing proofs of claim in a bankruptcy proceeding,
°	voting all claims of subordinated noteholders in a bankruptcy proceeding
°	demanding, suing for, collecting and receiving monies and assets,
°	executing and delivering on behalf of our subordinated noteholders such documents and instruments as are necessary to effectuate the release and termination of subordinated liens to the extent authorized by the 2001 Subordination Agreement,
°	filing and adjusting insurance claims, and
°	taking such other action as the senior lender may deem reasonably necessary.

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Acceptance Requested

     We are requesting you to sign and return to us the attached document identified as an Acceptance: Confirmation, Acknowledgement and Consent and which we refer to herein as the “Acceptance Document.” By signing and returning the Acceptance Document, you will:

•	confirm, acknowledge, agree and consent that from and after the effectiveness of the 2004 Credit Facility, the indebtedness evidenced by the 1999 Notes and the liens at any time securing the repayment thereof shall be and remain at all times thereafter junior and subordinate to the indebtedness at any time outstanding under the 2004 Credit Facility and the liens at any time securing the repayments thereof, all in accordance with the terms of the 2001 Subordination Agreement which shall be and remain in full force and effect,
•	confirm, acknowledge, agree and consent that the maturity date of each 1999 Note you hold is hereby extended to the date that is ninety (90) days after the maturity date of the 2004 Credit Facility, (which maturity date shall be as set forth in the definitive documentation evidencing the 2004 Credit Facility and may be up to five years after the effectiveness of the 2004 Credit Facility) and
•	confirm, acknowledge, agree and consent to execute and deliver at our request such other and additional confirmations, acknowledgments, agreements and consents as may be requested confirming the foregoing in connection with our negotiation, execution and delivery of the definitive documents relating to the 2004 Credit Facility and the closing of that transaction; provided, that by your signing and returning the Acceptance Document, you hereby agree and acknowledge that no additional writing shall be necessary to evidence the foregoing confirmations, acknowledgments, agreements and consents made by you herein.

     We suggest that you again read the 2001 Subordination Agreement. A copy of the 2001 Subordination Agreement is attached.

Description of Recent Business

     We previously solicited your consent, pursuant to a Consent Solicitation Statement dated June 25, 2004 (the “June 2004 Statement”), to a sale of our Multi-Shot Business. That sale was completed on August 6, 2004. Our Current Report on Form 8-K, which is enclosed herewith, contains, among other things, a pro forma description, as of June 30, 2004, of the financial effects of the transaction on us.

     Since completing the sale of our Multi-Shot Business, we have continued to operate our wireline, P&A and TCP service activities in substantially the same manner as conducted before the sale. Our activities through June 30, 2004 are described in our Quarterly Report on Form 10-Q for the three and six-month periods ended June 30, 2004, a copy of which is enclosed.

     In addition, subsequent to June 30, 2004, our revenues from our continuing operations for the three months ended September 30, 2004 were approximately $14.9 million, an increase of approximately $1.7 million over our revenues for the three months ended June 30, 2004 and an increase of approximately $2.1 million over our revenues for the three months ended September 30, 2003. Our revenues for the three month periods ended September 30, 2004, June 30, 2004 and September 30, 2003 are unaudited. We are unable at this time to provide any further operating results for the three months ended September 30, 2004. Our revenue numbers for the three months ended September 30, 2004 are preliminary but are believed by management to be accurate. These revenue numbers for the three months ended September 30, 2004 are subject to on-going review, and therefore are subject to revision. In addition, our future revenues are subject to conditions in the oil and gas service industry sector and these revenues for the three months ended September 30, 2004 should not necessarily be considered to be indicative of revenues we will realize in future fiscal periods.

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     As of September 30, 2004, our indebtedness outstanding owing to GECC was approximately $4.5 million.

Recent Activities Regarding a Possible Merger, Sale of Assets or Other Business Combination

     As we described our intentions in the June 2004 Statement, since August 6, 2004, Simmons & Company International, on our behalf, has continued to solicit persons it believes may have an interest in entering into a merger, sale of assets or other business combination transaction with us. As of the date of this Solicitation Statement, no agreements have been entered into regarding a possible merger, sale of assets or other business combination transaction. As of that date, through the efforts of Simmons & Company International, we have been engaged in further discussions with persons who have expressed an interest in a possible transaction. The terms of any such transaction have not been mutually accepted or agreed to by us or any of the other parties with whom the discussions are being held. Those discussions are ongoing as of the date of this Solicitation Statement.

     We expect our discussions with these and possibly other persons will continue. We are unable to predict whether or not an agreement will be reached with any of the persons with whom we have had or may have discussions, the terms and conditions of any such agreement that may be reached, and whether we will be able to complete a transaction with any person with whom we enter into an agreement.

     Our management’s efforts are directed to seeking the highest fair value and acceptable terms and conditions that can be obtained in any business combination transaction that we consider. There can be no assurance, however, that we will be able to negotiate a price and other terms and conditions that we believe are fair and acceptable to us and our securityholders or that such a transaction will be completed as a consequence of the efforts of Simmons & Company International.

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Conclusion of Sale of Multi-Shot Business

     As described above, we completed the sale of our Multi-Shot Business on August 6, 2004. The purchase price was $11.0 million consisting of $10.4 million in cash and approximately $628,000 payable by assignment and release by the three key former Multi-Shot employees of their claims under their employment agreements with us to change control payments that may be due in the aggregate of that amount. The purchase price was subject to adjustment at and as of the closing of the sale for increases and decreases in the division’s net working capital of $270,000 as of November 30, 2003 and increases and decreases in the division’s inventory of approximately $5,207,000 as of December 31, 2003. The Asset Purchase Agreement provided that within 45 days after the closing, the buyer was to prepare and deliver a proposed final closing date balance sheet which is to include the buyer’s calculation of the adjustment amounts. We can dispute these amounts by delivering written objections within 30 days thereafter. Any disputes with regard to these amounts that are not resolved between us and the buyer are to be resolved, based on written submission by the parties, by independent accountants whose decision, absent manifest fraud, is to be final and binding.

     On September 22, 2004, the buyer delivered its proposed final closing date balance sheet which included adjustments totaling approximately $2.0 million, including a decrease in working capital of approximately $1.4 million and a decrease in inventory value of approximately $591,000. If the buyer is successful in these adjustments, this would result in a net reduction in the purchase price of approximately $2.0 million. We are reviewing the buyer’s proposed final closing balance sheet and our response to the buyer is due on or before October 25, 2004. On the basis of our initial review of the buyer’s proposed final closing date balance sheet, we believe that there is basis for us to make material objections. However, our review is preliminary and we are unable to estimate the amount, if any, by which the purchase price will be subject to adjustment.

Acceptances By Other Noteholders

     St. James Capital Partners, L.P. and SJMB, L.P. (“St. James”). Excluding their holdings of the 1999 Notes, at September 30, 2004, St. James held an aggregate of approximately $16.7 million principal amount and approximately $11.6 million of accrued interest on our other subordinated secured notes. On October 11, 2004, St. James Capital Partners, L.P. and SJMB, L.P. each entered into agreements with us substantially identical to the agreement with respect to which your acceptance is solicited in this Solicitation.

     Falcon Seaboard Investment Co. (“Falcon Seaboard”). We are also soliciting the Acceptance of Falcon Seaboard in order to enter into a definitive agreement relating to a 2004 Credit Facility. At September 30, 2004, Falcon Seaboard held approximately $1.0 million principal amount and approximately $774,000 of accrued interest on other of our subordinated secured notes. Unless the requisite Acceptance is obtained from Falcon Seaboard, we believe we will be unable to enter into the definitive agreements relating to the 2004 Credit Facility. As of October 12, 2004, we had not received the acceptance of Falcon Seaboard.

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Certain Matters Relating to the Solicitation

     Holders of the 1999 Notes are requested to return their completed and signed Acceptance Document to us no later than 5:00 p.m. Central time on Wednesday, October 27, 2004. Such date, including any extensions, is referred to as the “Expiration Date”. We reserve the right to extend the Expiration Date from time to time, but in no event will the Expiration Date be extended beyond November 12, 2004. If on the Expiration Date the holders of the 1999 Notes outstanding as of that date have returned their properly completed and signed Acceptance Documents, we intend, as promptly thereafter as possible, to seek the necessary credit and other approvals to enter into and consummate the 2004 Credit Facility.

     The executed Acceptance Document will (unless revoked as provided herein) bind the holders of the 1999 Notes executing the Acceptance Document and any subsequent assignee or holder of the 1999 Note. However, an Acceptance Document may be revoked at any time before the Expiration Date by the holder of the 1999 Note. Acceptances may not be revoked after the Expiration Date. A holder of a 1999 Note seeking to revoke his Acceptance Document must cause his or her written revocation notice to be delivered to us on or prior to the Expiration Date at our address set forth below under the caption “Procedures for Delivering Acceptance.” Any such revocation notice must set forth the signature of the holder, the exact name of the holder, the holder’s address, and the principal amount of 1999 Notes held and a statement that the Acceptance Document delivered, identified by date, is revoked. The name of the holder on the revocation of the Acceptance Document must correspond exactly to the name on the Acceptance Document previously submitted, subject, however, to any intervening assignment or transfer meeting the requirements for an acceptable assignment or transfer described below.

     Under the terms of the Acceptance Document, it is intended that the acceptance by a holder of a 1999 Note will permit us to negotiate and execute a definitive agreement for the 2004 Credit Facility and consummate borrowings pursuant to the 2004 Credit Facility.

     A “holder” of a 1999 Note shall be deemed by us to be the person or entity whose name appears on the face of the 1999 Note, unless we have received a written notice of the assignment or transfer of the 1999 Note with a medallion signature guarantee or we have otherwise consented in writing to the transfer. If such an assignment or transfer of a 1999 Note occurs at any time before the Expiration Date, the assignee or transferee will be deemed by us to be the holder and be entitled to execute the Acceptance Document.

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     The delivery of an Acceptance Document will not affect the holder’s right to assign or transfer the 1999 Note, subject to the terms of the 2001 Subordination Agreement.

Extensions of Expiration Date

     We reserve the right (i) to extend the Expiration Date at any time prior to or after the Expiration Date and (ii) to amend at any time or from time to time the terms of this Solicitation. Any such extension of the Expiration Date will be effective if transmitted orally or in writing by U.S. mail or recognized overnight delivery service not later than 5:00 p.m. Central time on the second business day after the Expiration Date or previously announced Expiration Date. Any termination or amendment of the Solicitation prior to the Expiration Date shall be effective upon the transmission of written notice thereof to the holders of the 1999 Notes. Notwithstanding the passing of the Expiration Date, we reserve the right to solicit and accept any Acceptance delivered after the Expiration Date.

Acceptance Procedures

     Holders who desire to accept this Solicitation should sign and date and return the Acceptance Document to us at the address provided below. Acceptance Documents should be executed in exactly the same manner as the 1999 Notes held. If 1999 Notes are held by two or more persons, all such holders should sign the Acceptance Document. If 1999 Notes are registered in different names, separate Acceptance Documents must be executed by each holder.

     All questions as to the validity, form, eligibility (including the time of receipt) and acceptance of Acceptance Documents and revocations of acceptances will be resolved by us in our sole discretion, whose determination shall be final and binding. We reserve the right to reject any and all Acceptance Documents not validly given or the acceptance of which could, in our opinion or our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of delivery as to particular Acceptance Documents. Unless waived, all such defects and irregularities must be cured prior to the Expiration Date, and any Acceptance Document with such a defect or irregularity will not be deemed to have been properly given until so cured or waived. Neither we nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Our interpretation of the terms and conditions of this solicitation shall be conclusive and binding. After the Expiration Date, all holders and all subsequent holders, of the Notes will become bound by the terms of the Acceptances.

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Procedures for Delivering Acceptance

     HOLDERS WHO WISH TO ACCEPT SHOULD DELIVER, BY REGULAR MAIL, AIR COURIER, MESSENGER OR FAX, THEIR PROPERLY COMPLETED, EXECUTED AND DATED ACCEPTANCE TO US IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN. ALL FACSIMILE TRANSMISSIONS MUST BE FOLLOWED BY DELIVERY OF ORIGINALLY EXECUTED ACCEPTANCE. OUR ADDRESS IS AS FOLLOWS:

Via Hand or Overnight Delivery	Via Regular Mail	Facsimile Transmission

Black Warrior Wireline Corp. 100 Rosecrest Lane Columbus, Mississippi 39701 Attn: Cheryl Hicks	Black Warrior Wireline Corp. P.O. Box 9188 Columbus, Mississippi 39705 Attn: Cheryl Hicks	(662) 329-1089 Attn: Cheryl Hicks (Originally executed acceptance must follow for any acceptance sent by facsimile) Confirm by Telephone: (662) 329-1047

For your convenience, a pre-addressed envelope is enclosed.

     WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS SOLICITATION OTHER THAN AS SET FORTH HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE DELIVERY OF THIS SOLICITATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AFTER THE DATE HEREOF.

Available Information Concerning Us

     We are subject to the informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports, proxy and information statements and other information with the U.S. Securities and Exchange Commission. The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for information on the operation of the public reference room. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549. The Commission maintains a Web site that contains the reports, proxy and information statements and other information that the Company files electronically with the Commission and the address of that Web site is http://www.sec.gov.

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Miscellaneous

     Enclosed with this Solicitation Statement are copies of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, our Current Report on Form 8-K for August 6, 2004 and the subordination agreement entered into in September 2001 by the holders of the 1999 Notes.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     With the exception of historical matters, the matters discussed in this Solicitation Statement are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. We intend that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to, the matters described herein regarding our future business and plans, including our plans to maximize the value of our company to its stockholders, engage in a merger, sale of assets or other business combination transaction or a possible reorganization, recapitalization, restructuring or refinancing transaction, our plans regarding the refinancing of our outstanding indebtedness owing to GECC under our credit facility with GECC and our plans to enter into the 2004 Credit Facility. Such forward-looking statements also relate to our ability to generate revenues during future fiscal periods and attain and maintain profitability and cash flow, the stability and level of prices for oil and natural gas, predictions and expectations as to the fluctuations in the levels of oil and natural gas prices, pricing in the oil and gas services industry and the willingness of customers to commit for oil and natural gas well services, the belief of management that the recent sale of our directional drilling division will facilitate a merger, sale, refinancing, restructuring or reorganization of our wireline division after such a sale, our ability to engage in any other strategic transaction, including any possible merger, sale of all or a portion of our assets or other business combination transaction, our ability to raise additional debt or equity capital to meet our requirements and to obtain additional financing when required, our ability to restructure our outstanding indebtedness at or before maturity or refinance our debt obligations as they come due on November 15, 2004 and December 31, 2004 or to obtain extensions of the maturity dates for the payment of principal, or to engage in another recapitalization or reorganization transaction, our ability to maintain compliance with the covenants of our various loan documents and other agreements pursuant to which securities, including debt instruments, have been or may be issued and obtain waivers of violations that occur and consents to amendments as required, our ability to implement and, if appropriate, expand a cost-cutting program, our ability to compete in the premium oil and gas services market, our ability to re-deploy our equipment among our regional operations as required, and our ability to provide services using state of the art tooling. Our inability to meet these objectives or requirements, including in particular our plans to refinance our indebtedness owing to GECC, or the consequences from adverse developments in general economic conditions, changes in capital markets, adverse developments in the oil and gas industry, developments in international relations and the commencement or expansion of hostilities by the United States or other governments and events of terrorism, declines and fluctuations in the prices for oil and natural gas, and other factors could have a material adverse effect on us. Material declines in the prices for oil and gas can be expected to adversely affect our revenues. We caution readers that various risk factors could cause our operating results and financial condition to differ materially from those expressed in any forward-looking statements made by us and could adversely affect our financial condition and our ability to pursue our business strategy and plans. These and other risk factors are also described in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 which accompany this Solicitation Statement.

Enclosures